Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, the undersigned Chief Financial Officer and Treasurer of LRI Holdings, Inc. (the Company), hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ended October 27, 2013 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2013

/s/ Amy L. Bertauski
Amy L. Bertauski
Chief Financial Officer and Treasurer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report.